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                                TALX Corporation
              Statement Regarding Computation of Earnings Per Share
                                   (unaudited)
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


                                                                                     Three Months                Six Months
                                                                                    Ended Sept. 30,             Ended Sept. 30,
                                                                              ------------------------    --------------------------
                                                                                  2000          1999          2000            1999
                                                                              -----------    ----------   -----------    -----------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                                 5,635,096     5,540,983     5,616,448      5,505,017
Weighted average number of common shares issued (1) (2)                           562,768       548,604       570,206        580,566
                                                                              -----------   -----------   -----------    -----------
Weighted average number of common shares outstanding - end of period            6,197,864     6,089,587     6,186,654      6,085,583
                                                                              ===========   ===========   ===========    ===========

Net earnings:
    Continuing operations                                                     $ 1,212,000   $   714,000   $ 1,953,000    $ 1,200,000
    Gain on disposal of discontinued operations                                    36,000            --        36,000             --
                                                                              -----------   -----------   -----------    -----------
       Net earnings                                                           $ 1,248,000   $   714,000   $ 1,989,000    $ 1,200,000
                                                                              ===========   ===========   ===========    ===========

Basic earnings per common share:
    Continuing operations                                                     $      0.19   $      0.12   $      0.32    $      0.20
    Gain on disposal of discontinued operations                                      0.01            --          0.00             --
                                                                              -----------   -----------   -----------    -----------
       Net earnings                                                           $      0.20   $      0.12   $      0.32    $      0.20
                                                                              ===========   ===========   ===========    ===========



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                                 5,635,096     5,540,983     5,616,448      5,505,017
Weighted average number of common shares issued (1) (2)                           697,085       635,260       715,191        667,107
                                                                              -----------   -----------   -----------    -----------
Weighted average number of common shares outstanding - end of period            6,332,181     6,176,243     6,331,639      6,172,124
                                                                              ===========   ===========   ===========    ===========

Net earnings:
    Continuing operations                                                     $ 1,212,000   $   714,000   $ 1,953,000    $ 1,200,000
    Gain on disposal of discontinued operations                                    36,000            --        36,000             --
                                                                              -----------   -----------   -----------    -----------
       Net earnings                                                           $ 1,248,000   $   714,000   $ 1,989,000    $ 1,200,000
                                                                              ===========   ===========   ===========    ===========

Diluted earnings per common share:
    Continuing operations                                                     $      0.19   $      0.12   $      0.31    $      0.19
    Gain on disposal of discontinued operations                                      0.01            --          0.00             --
                                                                              -----------   -----------   -----------    -----------
       Net earnings                                                           $      0.20   $      0.12   $      0.31    $      0.19
                                                                              ===========   ===========   ===========    ===========

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(1)     Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.


(2) Includes the effect of a 10% stock dividend declared September 7, 2000 payable to shareholders of record on September 21, 2000.


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